EXHIBIT 19

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

                     STRATEGIC ALLIANCE AGREEMENT


     THIS STRATEGIC ALLIANCE AGREEMENT is entered into and effective as of February 7, 2003 by and between Chapeau, Inc. d/b/a BluePoint Energy, Inc., a Utah corporation ("BluePoint") and URS Corporation, a Nevada corporation ("URS"). BluePoint and URS are sometimes referred to herein, individually, as a "Party" and, together, as the "Parties."

                               RECITALS

       WHEREAS,   BluePoint  has  developed  the  BluePoint   Lean-One
Cogeneration System (the "System").

       WHEREAS,   URS   has  significant  expertise  in   engineering,
environmental permitting studies and construction management.

      WHEREAS, there is recognition that there is a need for an institutional approach to distributed generation system installations.

      WHEREAS, URS will benefit from this Agreement due to the increased engineering and environmental work opportunities, new opportunities to serve existing URS clients, opportunities to develop new client relationships and additional experience in the under 5 Mw cogeneration market resulting from or growing out of this Agreement.

      WHEREAS, BluePoint will benefit from this Agreement due to the additional credibility gained for BluePoint's products, access to URS technical expertise, access to URS' global network and significant marketing support resulting from or growing out of this Agreement.

     WHEREAS, BluePoint and URS desire to enter into this Agreement to
(i) formalize a management structure for the strategic alliance, (ii) establish guiding principles and objectives for marketing the System,
(iii)  define the roles and responsibilities of BluePoint and URS  and
(iv) establish performance metrics to enable the Parties to monitor progress under this Agreement.

     NOW, THEREFORE, in consideration of the obligations herein made and undertaken, the Parties, intending to be legally bound, covenant and agree as follows:

     1. URS Obligations. URS shall have the following obligations under this Agreement:

          (a)   Engineering,  Design and Management  Assistance.   URS
will   provide   engineering  design,  construction   management   and
permitting services relating to installations of the System.

          (b) [*] Engineering Staff. In return for URS being a [*] provider of engineering design, construction management and permitting services relating to BluePoint product installations, URS will establish [*] engineering and permitting capability in connection with this Agreement based in the URS [*] office. Resources from other URS offices will be used as appropriate and URS will employ local staff for each System installation to perform tasks that can best provided locally. This approach will keep costs lower and utilize local knowledge of regulations, etc. It is expected this [*] engineering group will take advantage of its experience by implementing a continuous improvement process. This will enable the Parties to offer more competitive pricing and provide exceptional consistency and quality of service delivery.

          (c) Marketing Assistance. URS will assist BluePoint in marketing the System and other BluePoint cogeneration products primarily by [*]. URS may use other techniques as well, such as [*]. URS will provide credibility to BluePoint and its products through the joint marketing initiatives and other activities conducted pursuant to this Agreement.

          (d) Key URS Personnel. Key URS personnel will initially include [*].

       2.     BluePoint   Obligations.   BluePoint  shall   have   the
following obligations under this Agreement:

          (a) Marketing Activities. BluePoint will perform marketing services, economic analysis of opportunities, prepare proposals, deliver product, and arrange for operation and maintenance of installed Systems. In selected situations, Blue Point will also arrange for financing.

          (b) Financing Activities. BluePoint will use its best commercially reasonable efforts to arrange for competitive financing options for those customers referred to BluePoint by URS that prefer to have a third party owner/operator own and operate the System. In addition, BluePoint or a subsidiary may also offer this option.

          (c) Technical Training. BluePoint will provide technical training and marketing materials to URS personnel.

          (d) Key BluePoint Personnel. Key BluePoint personnel will initially include Guy A. Archbold, Chief Executive Officer of
BluePoint, Gerald H. Dorn and other senior management personnel as required, such as BluePoint's quality control manager, etc.

      3. Contact Persons. Each of URS and BluePoint shall designate a contact person for purposes of monitoring performance of each Party under this Agreement. Initially, the contact person for BluePoint will be Guy A. Archbold and the contact person for URS will be [*].

     4. Early Installation. BluePoint and URS agree that they shall use their best efforts to complete at least one installation of a System on or before May 31, 2003.

     5. Strategic Planning Session. No later than February 28, 2003 BluePoint and URS shall conduct a half-day strategic planning session with key personnel from both companies in attendance to develop an action plan for implementing the goals of this Agreement.

     6. [*] Alliance. [*] URS is not precluded from doing business with other firms who sell cogeneration equipment.

     7. Nonexclusive Arrangement for Engineering Services. BluePoint and URS acknowledge and agree that while URS will be BluePoint's preferred choice for engineering, construction and management services in connection with the installation of the System and any other cogeneration projects developed by BluePoint, this is not an exclusive arrangement and BluePoint, in its sole discretion, may select other entities to provide these services.

     8. Relationship of the Parties. The relationship of BluePoint and URS established by this Agreement is solely that of independent contractors, and nothing in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other or (ii) constitute the parties as joint venturers, co-owners or otherwise as participants in a joint or common undertaking or (iii) make either party an agent of the other for any purpose whatsoever.

     9.   Fees, Expenses, and Payment.

           (a) Fees. The Parties acknowledge that URS will be compensated by its customer at agreed upon rates for performing engineering, construction management and permitting services for each installation.

          (b)  [*]

          (c)  [*]

     10. Protection of Confidential Information. The Parties acknowledge and agree that they are bound and shall continue to be bound by the terms of that certain Nondisclosure Agreement dated as of January 22, 2003 executed by BluePoint and URS and that such Nondisclosure Agreement shall continue in full force and effect for so long as this Agreement has not been terminated.

     11.  Ownership of Intellectual Property.

           (a) Ownership of BluePoint System. All right, title, and interest in and to any designs, plans, reports, specifications, drawings, schematics, prototypes, models, inventions, trade secrets, technology, know-how, other intellectual property and all other information and items disclosed to URS by BluePoint pursuant to this Agreement are and shall remain the exclusive property of BluePoint and no license of technology or intellectual property by BluePoint to URS is granted or implied by operation of this Agreement.

          (b) Improvements to the BluePoint System. URS agrees that all designs, plans, reports, specifications, drawings, schematics, prototypes, models, inventions, work in progress and all other information and items made during the course of this Agreement arising solely from the services performed pursuant to this Agreement and incorporated in the BluePoint System (hereinafter referred to as "New Developments") shall be and are assigned to BluePoint as its sole and exclusive property. [*] Nothing in this Agreement is intended to create or constitute a sale or transfer of any portion of New Developments to URS.

          (c) Other URS Intellectual Property. URS shall retain ownership rights to any and all intellectual property created by URS prior to the date of this Agreement or created by URS outside the scope of this Agreement (collectively referred to as "URS Other Works"). Portions of URS Other Works may be incorporated in the New Developments, [*] Nothing in this Agreement is intended to create or constitute a sale or transfer of any portion of URS Other Works to BluePoint.

           (d) Records and Reports. URS agrees to keep and maintain adequate and current records of all New Developments made by it (in the form of notes, sketches, drawings or other means as may be specified by BluePoint) for a period of five years after termination of this Agreement which records shall be available to and remain the sole property of BluePoint at all times.

          (e) URS Assistance. URS further agrees as to all New Developments to assist BluePoint in every proper way (but at BluePoint's expense) to obtain and from time to time enforce patents, copyrights, mask works and other rights and protections relating to New Developments in any and all countries, and to that end URS will execute all documents for use in applying for and obtaining such patents, copyrights, mask works and other rights and protections on and enforcing New Developments as BluePoint may request, together with any assignments thereof to BluePoint or persons designated by it. URS' obligation to assist BluePoint in obtaining and enforcing patents, copyrights, mask works and other rights and protections relating to New Developments in any and all countries shall continue beyond the termination of this Agreement.

     12. Milestones. Both Parties agree to allow a six-month "grace period" after execution of this Agreement to define specific performance milestones ("Milestones") for URS. Prior to or upon expiration of the six-month grace period, the Parties shall agree upon Milestones which shall be reflected as an exhibit to this Agreement. Progress towards meeting the Milestones shall be reviewed every six months thereafter.

     13.  Term and Termination.

          (a) This Agreement will commence on the date first written above and will continue until the earlier of (i) February 7, 2008, provided that this Agreement will automatically renew for successive one (1) year terms thereafter, unless one Party delivers a notice of termination to the other Party not later than thirty (30) days prior to such termination date or yearly anniversary thereafter, or
(ii) termination as provided below.

          (b)   Either Party may terminate this Agreement upon  thirty
(30) days written notice to the other Party if such other Party refuses to, is unable to perform or is in breach of any material provision of this Agreement.

          (c) Upon any such termination of this Agreement all rights and duties of the Parties toward each other shall cease except:
Section 10 (Protection of Confidential Information), Section 11 (Ownership of Intellectual Property), Section 14 (Returning Documents) and Section 15 (Indemnification) shall survive termination of this Agreement.

     14. Returning Documents. Each Party agrees that, upon termination of this Agreement, it shall deliver to the other Party (and will not keep in its possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any of the aforementioned items belonging to such other Party, its successors or assigns.

     15. Indemnification. Each Party (the "Indemnifying Party") shall indemnify, defend and hold harmless, the other Party and its affiliates, officers, directors, employees and shareholders (collectively, the "Indemnified Party") against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to any breach of any representation, warranty, covenant or agreement on the part of the Indemnifying Party in this Agreement. Promptly after the assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from the Indemnifying Party, the Indemnified Party shall notify the Indemnifying Party in writing of such claim. The Indemnifying Party shall have the right to assume the control and defense of any such action, provided, that the Indemnified Party may participate in the defense of such action subject to the Indemnifying Party's reasonable direction and at the Indemnified Party's sole cost and expense. The Party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other Party and be given full access to all information relevant thereto. In no event shall any such claim be settled without the Indemnifying Party's consent.

     16.    Representations  and  Warranties.    Each   Party   hereby
represents and warrants to the other Party as follows:

          (a) Corporate Status. Such Party is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and in the places where such properties are now owned, operated and leased or such business is now being conducted.

          (b) Authorization; Validity. When executed and delivered by such Party, this Agreement will constitute the valid and legally binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity.

          (c) No Conflict. The execution, delivery and performance of this Agreement does not and will not violate any material agreements to which such Party is a party.

          (d) Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental board, agency, commission, bureau, or instrumentality is necessary or required in order to constitute this Agreement as the valid, binding and enforceable obligation of such Party in accordance with its terms.

     17.  Miscellaneous.

          (a) Entire Agreement. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior, written or oral negotiations, representations or agreements. No modification of this Agreement shall be binding on either Party unless it is in writing and signed by both Parties.

          (b) Severability. The provisions of this Agreement are severable, and if one or more provisions are judicially determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions or portions of this Agreement shall nevertheless be binding on and enforceable by and between the Parties hereto.

          (c) Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties hereto.

          (d) Governing Law. The rights and obligations of the Parties to this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws, rules or provisions.

          (e)   Heading.   Section  headings are  for  convenience  of
reference only and shall not be considered in the interpretation of this Agreement.

          (f) Unavoidable Delays. Either Party shall be excused for any delays or defaults in the performance of this Agreement (except the payment of amounts due and payable hereunder) unavoidably caused by the act of the other, the act of any agent of the other, the act of any governmental authority, acts of God, the elements, war, litigation, strikes, walkouts, or any other cause beyond its reasonable control. Each Party shall use all reasonable diligence to avoid any such delay or default and to resume performance under this Agreement as soon as practicable after such delay or default.

          (g) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by an internationally recognized express courier service, and in each case addressed as follows:

     If to BluePoint:    Chapeau, Inc.
                    d/b/a BluePoint Energy Systems, Inc.
                    9525 Windrose Lane
                    Granite Bay, California 95746



     If to URS:          URS Corporation
                    [*]
                    [*]


          (h) Counterparts. This Agreement may be executed in one or more counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                   CHAPEAU, INC.
                                   D/B/A BLUEPOINT ENERGY, INC.


                                   By:  /s/  Guy A. Archbold
                                      ------------------------------
                                      Name: Guy A. Archbold
                                      Title: Chief Executive Officer



                                   URS CORPORATION


                                   By: [*]_______________________
                                       Name: [*]
                                       Title:   [*]